EXHIBIT 2


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                            PEOPLES HOME SAVINGS BANK

                      AGREEMENT AND PLAN OF REORGANIZATION



         THIS AGREEMENT AND PLAN OF REORGANIZATION, dated as of May 21, 1998, by and among PEOPLES HOME SAVINGS BANK, a Pennsylvania chartered stock savings bank (the "Savings Bank"); PHS BANCORP, INC., a to-be-formed Pennsylvania corporation (the "Holding Company"); and PEOPLES HOME INTERIM SAVINGS BANK, a to-be-formed interim stock savings institution ("Interim").

         The parties hereto desire to enter into an Agreement and Plan of Reorganization whereby the corporate structure of the Savings Bank will be reorganized into the stock holding company form of ownership (the "Reorganization"). The result of the Reorganization will be that, immediately after the Effective Date (as defined herein), all of the issued and outstanding shares of Common Stock of the Savings Bank will be held by the Holding Company and the holders of the issued and outstanding shares of Common Stock of the Savings Bank (i.e., the mutual holding company, PHS Bancorp, M.H.C., and the minority public stockholders) will become the holders of the issued and outstanding shares of Common Stock of the Holding Company.

         The Reorganization of the Savings Bank will be accomplished by the following steps: (1) the formation by the Savings Bank of a wholly-owned subsidiary of the Savings Bank, PHS Bancorp, Inc., incorporated under the laws of the Commonwealth of Pennsylvania for the primary purpose of becoming the sole stockholder of a newly-formed interim stock savings institution, and subsequently becoming the sole stockholder of the Common Stock of the Savings Bank, which formation will include the issuance of up to 100,000 shares of the Holding Company Common Stock to the Savings Bank for a price of $10 per share ($1,000,000) for the purpose of initially capitalizing the Holding Company; (2) the formation of an interim Pennsylvania-chartered savings institution, "Interim," which will be wholly-owned by the Holding Company; and (3) the merger of Interim into the Savings Bank (the "Merger"), with the Savings Bank as the surviving entity. Pursuant to such Merger: (i) all of the issued and outstanding shares of Common Stock of the Holding Company held by the Savings Bank will be canceled; (ii) all of the issued and outstanding shares of Common Stock of the Savings Bank will automatically be converted by operation of law on a one-for-one basis into issued and outstanding shares of Common Stock of the Holding Company; (iii) all of the issued and outstanding shares of Common Stock of Interim will automatically be converted by operation of law on a one-for-one basis into an equal number of issued and outstanding shares of Common Stock of the Savings Bank, which will be all of the issued and outstanding stock of the Savings Bank.

         NOW, THEREFORE, in order to consummate this Agreement and Plan of Reorganization (the "Agreement"), and in consideration of the mutual covenants herein set forth, the parties agree as follows:




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                                    ARTICLE I

                     MERGER OF INTERIM INTO THE SAVINGS BANK
                               AND RELATED MATTERS

          1.1 On the Effective Date, Interim will be merged with and into the Savings Bank and the separate existence of Interim shall cease, and all assets and property (real, personal and mixed, tangible and intangible, chooses in action, rights and credits) then owned by Interim, or which would inure to it, shall immediately and automatically, by operation of law and without any conveyance, transfer, or further action, become the property of the Savings Bank. The Savings Bank shall be deemed to be a continuation of Interim, and the Savings Bank shall succeed to the rights and obligations of Interim.

          1.2 Following the Merger, the existence of the Savings Bank shall continue unaffected and unimpaired by the Merger, with all the rights, privileges, immunities and powers, and subject to all of the duties and liabilities, of a corporation organized under the laws of Pennsylvania. The Articles and Bylaws of the Savings Bank, as presently in effect, shall continue in full force and effect and shall not be changed in any manner whatsoever by the Merger.

          1.3 From and after the Effective Date, and subject to the actions of the Board of Trustees of the Savings Bank, the business presently conducted by the Savings Bank (whether directly or through its subsidiaries) will continue to be conducted by it, as a wholly-owned subsidiary of the Holding Company, and the present trustees and officers of the Savings Bank will continue in their present positions. The home office and branch offices of the Savings Bank in existence immediately prior to the Effective Date shall continue to be the home office and branch offices of the Savings Bank from and after the Effective Date.

          1.4 The Reorganization will have no effect on the corporate structure of the Mutual Holding Company, PHS Bancorp, M.H.C., which will continue to operate under its current certificate and bylaws, and the present trustees and officers of the Mutual Holding Company will continue in their present positions.

                                   ARTICLE II

                               CONVERSION OF STOCK

          2.1 The terms and conditions of the Merger, the mode of carrying the same into effect, and the manner and basis of converting the Common Stock of the parties to this Agreement shall be as follows:

               A. On the Effective Date, all shares of Common Stock of the Holding Company held by the Savings Bank shall be canceled and shall no longer be deemed to be issued or outstanding for any purpose.

               B. On the Effective Date, each share of Common Stock, $.10 par value, of the Savings Bank ("Savings Bank Common Stock') issued and outstanding immediately prior to the Effective Date shall automatically by operation of law

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                    be  converted  into and  shall  become  one  share of Common
                    Stock,  $.10 par value,  of the  Holding  Company  ("Holding
                    Company  Common  Stock"),   with  the  rights,   privileges,
                    preferences and voting power incident to each share of Savings Bank Common Stock prior to such Effective Date. Each share of Common Stock of Interim issued and outstanding immediately prior to the Effective Date shall, on the
                    Effective  Date,   automatically  by  operation  of  law  be
                    converted into and become one share of Common Stock, $.10 par value, of the Savings Bank and shall not be further converted into shares of the Holding Company Common Stock, so that from and after the Effective Date, all of the issued and outstanding shares of Common Stock of the Savings Bank shall be held by the Holding Company.

               C.   From  and  after  the  Effective  Date,  each  holder  of an outstanding certificate or certificates, which, prior thereto, represented shares of Savings Bank Common Stock, shall, upon surrender of the same to the Savings Bank or the designated agent of the Savings Bank ("Exchange Agent"), be entitled to receive, in exchange therefor, a certificate or certificates representing the number of whole shares of Holding Company Common Stock into which the shares theretofore represented by the certificate or certificates to be surrendered shall have been converted, as provided in the foregoing provisions of this Section. Until so surrendered, each such outstanding certificate which, prior to the Effective Date, represented shares of Savings Bank Common Stock shall be deemed for all corporate purposes to evidence the ownership of the number of whole shares of Holding Company Common Stock into which the shares of the Common Stock of the Savings Bank shall have been so converted.

               D. All shares of Holding Company Common Stock into which shares of Savings Bank Common Stock shall have been converted pursuant to this Article shall be deemed to have been issued in full satisfaction of all rights pertaining to such converted shares.

               E. On the Effective Date, the holders of certificates formerly representing Savings Bank Common Stock outstanding on the Effective Date shall cease to have any rights with respect to Savings Bank Common Stock, and their sole rights shall be with respect to the Holding Company Common Stock into which their shares of Savings Bank Common Stock shall have been converted by the Merger.

                                   ARTICLE III

                                   CONDITIONS

          3.1 The obligations of the Savings Bank, the Holding Company and Interim to effect the Merger and otherwise consummate the transactions which are the subject matter hereof shall be subject to satisfaction of the following conditions:

               A. To the extent required by applicable law, rules, and regulations, the holders of the outstanding shares of Savings Bank Common Stock shall, at a meeting of the stockholders of the Savings Bank duly called, have approved this Agreement by

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                    the affirmative vote of a majority of the outstanding shares of Savings Bank Common Stock.

               B. The shares of Holding Company Common Stock to be issued to the Savings Bank stockholders pursuant to the Merger shall have been, if required by law, duly registered pursuant to the Securities Act of 1933, as amended, and the Savings Bank shall have complied with all applicable state securities or "blue sky" laws relating to the issuance of the Holding Company Common Stock.

               C. Any and all approvals from the Pennsylvania Department of Banking (the "PDB"), the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System ("FRB"), the Securities and Exchange Commission and any other governmental agency having jurisdiction necessary for the lawful consummation of the Merger and the issuance and delivery of the Holding Company Common Stock as contemplated by this Agreement shall have been obtained.

               D. The Savings Bank shall have received either (i) a ruling from the Internal Revenue Service or (ii) an opinion from its legal counsel, to the effect that the Reorganization will be treated as a non-taxable transaction under applicable provisions of the Internal Revenue Code and that no gain or loss will be recognized by the stockholders of the Savings Bank upon the exchange of Savings Bank Stock held by them for Holding Company Stock.

                                   ARTICLE IV

                            EFFECTIVE DATE OF MERGER

         Upon satisfaction or waiver (in accordance with the provisions of this Agreement) of each of the conditions set forth herein, the parties hereto shall execute and cause to be filed Articles of Combination, and/or such certificates or further documents as shall be required by the PDB, the Office of the Secretary of the PDB, and with such other federal or state regulatory agencies as may be required. Upon approval by the PDB, and endorsement of such certificates, the Merger and other transactions contemplated by this Agreement shall become effective. The Effective Date for all purposes hereunder shall be the date of such endorsement.

                                    ARTICLE V

                            AMENDMENT AND TERMINATION

          5.1 The Savings Bank, the Holding Company and Interim, by mutual consent of their respective Boards of Trustees or Incorporators, as the case may be, to the extent permitted by law, may amend, modify, supplement and interpret this Agreement in such manner as may be mutually agreed upon by them at any time before or after the approval and adoption thereof by the stockholders of the Savings Bank; provided, however, that no such amendment, modification, supplement or interpretation shall have a materially adverse impact on the Savings Bank or its stockholders except with the approval of the stockholders of the Savings Bank.

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          5.2  This  Agreement  may be  terminated at the election of any of the parties hereto if any one or more of the conditions to the obligations of any of them hereunder shall have been satisfied and become incapable of fulfillment and shall have not been waived. This Agreement may also be terminated at any time prior to the Effective Date by the mutual consent of the respective Boards of Trustees of the parties.

          5.3 In the event of the termination of this Agreement pursuant to any of the foregoing provisions, no party shall have any further liability or obligation of any nature to any other party under this Agreement.


                                   ARTICLE VI

                                  MISCELLANEOUS

          6.1 This Agreement incorporates and adopts any restrictions that may be (or have been) imposed on the Holding Company or the Mutual Holding Company, relating to the waver of dividends by the Mutual Holding Company, the repurchase of stock by the Holding Company or the Mutual Holding Company or the conversion of the Mutual Holding Company to stock form.

          6.2 Any of the terms or conditions of this Agreement (other than the necessary approvals of stockholders and government authorities) may be waived at any time by any party hereto which is entitled to the benefit thereof, by action taken by its Board of Trustees; provided, however, that such action shall be taken only if, in the judgment of the Board of Trustees taking the action, such waiver will not have a materially adverse effect on the benefits intended under this Agreement to be afforded to the stockholders of the Savings Bank.

          6.3 This Agreement embodies the entire agreement among the parties and there have been and are no agreements, representations or warranties among the parties other than those set forth or provided for herein.

          6.4 Any number of counterparts hereof may be executed and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

          6.5 Any notice or waiver to be given to any party shall be in writing and shall be deemed to have been duly given if delivered, mailed, or sent by prepaid telegram, addressed to such party at 744 Shenango Road, Beaver Falls, Pennsylvania 15010.

          6.6  The  captions   contained  in  this   Agreement  are  solely  for
               convenient reference and shall not be deemed to affect the meaning or interpretation of any paragraph hereof.

          6.7 The Savings Bank will pay all fees and expenses incurred in connection with the transactions contemplated by this Agreement. After the Reorganization, the Holding Company will incur certain expenses that arise from its creation for the purpose of serving as, and continued existence as, the holding company of the Savings Bank, such

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               as the costs  associated with the filing of reports with the PDB, holding of trustees and stockholders meetings and maintaining relations with and providing reports to stockholders. The Savings Bank agrees that it will reimburse the Holding Company for such ordinary and usual expenses when and as payable by the Holding Company.

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         IN  WITNESS  WHEREOF,  the  parties  hereto  have  duly  executed  this
Agreement and Plan of Reorganization as of the date first above written.

                                   PEOPLES HOME SAVINGS BANK

                                   BY:      /s/ James P. Wetzel, Jr.
                                            ------------------------------------
                                            James P. Wetzel, Jr., President


                                   ATTEST:  /s/ John M. Rowse
                                            ------------------------------------
                                            John M. Rowse, Corporate Secretary



                                   PHS BANCORP, INC. (In Formation)


                                   BY:      /s/ James P. Wetzel, Jr.
                                            ------------------------------------
                                            James P. Wetzel, Jr., President


                                   ATTEST:  /s/ John M. Rowse
                                            ------------------------------------
                                            John M. Rowse, Corporate Secretary




                                   PEOPLES HOME INTERIM SAVINGS BANK
                                             (In Formation)



                                   BY:       /s/ James P. Wetzel, Jr.
                                            ------------------------------------
                                            James P. Wetzel, Jr., President


                                  ATTEST:   /s/ John M. Rowse
                                            ------------------------------------
                                            John M. Rowse, Corporate Secretary